EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

United Health Products, Inc.

520 Fellowship Road, Suite #D-406

Mt. Laurel, NJ 08054

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 1, 2024, relating to the financial statements of United Health Products, Inc. for the year ended December 31, 2023 and all references to the firm included in this Registration Statement.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

July 22, 2024